Exhibit 99.3

RSI COMMUNITIES LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

RSI COMMUNITIES LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Independent auditor’s report

To the Members of

RSI Communities LLC

Newport Beach, California:

We have audited the accompanying consolidated financial statements of RSI Communities LLC, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, members’ equity, and cash flows for the year then ended (collectively referred to as the consolidated financial statements) and the related notes to the consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WRIGHT FORD YOUNG & CO.

WRIGHT FORD YOUNG & CO.

Irvine, California

March 6, 2018

RSI COMMUNITIES LLC

Consolidated balance sheet

December 31, 2017

ASSETS:
Cash	$34,959,565
Accounts receivable	7,553,034
Inventories — owned	290,123,390
Inventories — not owned	2,921,700
Prepaid expenses and other	1,693,942
Property and equipment, net	560,310

Total assets	$337,811,941

LIABILITIES:
Accounts payable	$6,355,252
Accrued expenses	6,109,190
Deferred rent	13,713
Due to related parties	158,348
Notes payable	126,413,173

Total liabilities	139,049,676
MEMBERS’ EQUITY	198,762,265

Total liabilities and members’ equity	$337,811,941

See accompanying independent auditor’s report and notes to the consolidated financial statements.

RSI COMMUNITIES LLC

Consolidated statement of income

For the year ended december 31, 2017

REVENUES	$67,325,428
COST OF SALES	52,124,825

GROSS MARGIN	15,200,603

OPERATING EXPENSES:
Selling expenses	3,503,489
Marketing expenses	1,835,189

Total operating expenses	5,338,678

OPERATING MARGIN	9,861,925

GENERAL AND ADMINISTRATIVE:
Insurance expense	1,301,939
Management fee income	(8,819,697)
Overhead allocation	721,666
Other general and administrative, primarily labor	15,786,492

Total general and administrative	8,990,400

OTHER EXPENSES	282,095

INCOME BEFORE TAXES	589,430
INCOME TAXES	27,454
NET INCOME	$561,976

See accompanying independent auditor’s report and notes to the consolidated financial statements.

RSI COMMUNITIES LLC

Consolidated statement of members’ equity

For the year ended december 31, 2017

BALANCE, December 31, 2016	$104,900,289
Member contributions	93,300,000
Net income	561,976

BALANCE, December 31, 2017	$198,762,265

See accompanying independent auditor’s report and notes to the consolidated financial statements.

RSI COMMUNITIES LLC

Consolidated statement of cash flows

For the year ended december 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$561,976
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	37,979
Changes in operating assets and liabilities:
Inventories — owned	(149,708,959)
Inventories — not owned	(2,039,500)
Accounts receivable	(6,468,525)
Prepaid expenses and other	(462,603)
Accounts payable	5,756,127
Accrued expenses	3,624,081
Due to related parties	(804,619)
Deferred rent	2,884

Net cash used in operating activities	(149,501,159)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(598,289)

Net cash used in operating activities	(598,289)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	24,029,387
Draws on line of credit, net	99,754,364
Principal payments on notes payable	(45,511,826)
Member contributions	93,300,000

Net cash provided by financing activities	171,571,925

NET INCREASE IN CASH	21,472,477
CASH, beginning of year	13,487,088

CASH, end of year	$34,959,565

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1,991,214

Cash paid for income taxes	$27,454

See accompanying independent auditor’s report and notes to the consolidated financial statements.

RSI COMMUNITIES LLC

Notes to the consolidated financial statements

DECEMBER 31, 2017

1. Company organization and operations

RSI Communities LLC (RSI Communities) was formed on November 19, 2015 for the purpose of developing residential real estate projects. RSI shall continue in existence in perpetuity, unless sooner terminated pursuant to the terms of the Limited Liability Company Agreement (LLC Agreement). RSI Equity Management LLC is the sole Class A Member and Class B Member interests are held by certain employees of RSI Communities.

On July 7, 2016, RSI Communities formed two wholly owned subsidiaries, RSI Communities-California LLC (RSI California) and RSI Communities-Texas LLC (RSI Texas), for the development of residential real estate projects in California and Texas, respectively. On June 1, 2016, the Class A Member assigned the 100% member interest in RSI Jurupa Valley LLC (RSI Jurupa Valley) to RSI Communities. RSI Jurupa Valley was formed on September 24, 2014 for the development of homes in California.

2. Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of RSI Communities and its wholly-owned subsidiaries, RSI California, RSI Texas and RSI Jurupa Valley, (collectively, the Company) all of which are under common control and management. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates made in preparing these consolidated financial statements include, but are not limited to the estimating of the fair value and/or impairment of the real estate projects (inventories), cost of sales and warranty reserves.

Revenue recognition

In accordance with Financial Accounting Standards Board (FASB) issued guidance, homebuilding revenues are recorded after construction is completed, a sufficient down payment has been received, title has passed to the homebuyer, collection of the purchase price is reasonably assured and there is no other continuing involvement.

The Company recognizes management fee revenue in accordance with the terms of management services agreements that are in place with six entities related through common ownership. These management fees primarily consist of development and construction fees equal to 5% and 15%, respectively, based on actual project costs (as defined in the management services agreement) and sales management fee income equal to 3% of aggregate gross revenue from the sales of homes or rental revenue for entities with rental properties. Revenue is recognized monthly based on actual project costs, home sales closed and rental revenue during the month for the entities. Total management fee revenue earned from these related entities was approximately $8,820,000. As the Company’s business is primarily the development of residential real estate projects and not management services, these revenues have been included as an offset to general and administrative expenses in the consolidated statement of income.

Cost of sales

Homebuilding cost of sales is recognized in the period when the related homebuilding revenues are recognized. Cost of sales is recorded based upon total estimated costs to be allocated to each home within a community. Certain direct construction costs are specifically identified and allocated to homes while other common costs, such as land, land improvements and carrying costs, are allocated to homes within a community based upon their anticipated relative sales or fair value. Any changes to the estimated costs are allocated to the remaining undelivered lots and homes within their respective community. The estimation of these costs requires a substantial degree of judgment by management.

Warranty costs

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related homebuilding revenues are recognized. Amounts accrued are based upon anticipated experience and general industry standards. Indirect warranty overhead salaries and related costs are charged to cost of sales in the period incurred. The Company assesses the adequacy of the warranty accrual on a monthly basis and adjusts the amounts recorded if necessary. During the year ended December 31, 2017, warranty costs accrued and paid were approximately $341,000 and $4,000, respectively. Approximately $337,000 of warranty accrual is included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2017.

Cash and cash equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. The Company maintains cash balances at various financial institutions primarily located in California. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation (FDIC). Although balances in these accounts may at times exceed the FDIC limits, management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents nor has the Company experienced any related losses.

Accounts receivable

At December 31, 2017, accounts receivable consists of escrow proceeds on home closings that were subsequently collected in January 2018 and receivables from related parties through common ownership as follows:

Due from related parties	$2,581,680
Escrow proceeds receivable	4,971,354

$7,553,034

Accounts receivable are stated at the amount the Company expects to collect.

Inventories

Inventories primarily consist of land, land under development and homes under construction and are stated at cost, net of any impairment charges. The Company capitalizes direct carrying costs, including interest, property taxes and related development costs to inventories. Field construction supervision and related direct overhead are also included in the capitalized cost of inventories. Direct construction costs are specifically identified and allocated to homes while other common costs, such as land, land improvements and carrying costs, are allocated to homes within a community based upon their anticipated relative sales or fair value.

The Company assesses the recoverability of real estate inventories in accordance with the provisions of ASC Topic 360, Property, Plant, and Equipment (ASC 360). ASC 360 requires long-lived assets, including inventories, to be carried at the lower of cost or, if impaired, the fair value of the asset. ASC 360 requires that companies evaluate long-lived assets for impairment based on undiscounted future cash flows of the assets at the lowest level for which there is identifiable cash flows. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Long-lived assets

The Company reviews its long-lived assets, including inventories, for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities, generally at the real estate project level. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value and a loss recognized in income from operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets currently exists.

Capitalization of interest

The Company follows the practice of capitalizing interest to inventories owned during the period of development in accordance with ASC Topic 835, Interest (ASC 835). Homebuilding interest capitalized as a cost of inventories owned is included in cost of sales as related units or lots are sold. To the extent homebuilding debt exceeds qualified assets as defined in ASC 835, the Company expenses a portion of the interest incurred. Qualified assets represent projects that are actively selling or under development. During the year ended December 31, 2017, the Company’s qualified assets exceeded its debt, and as a result, all of the Company’s homebuilding interest incurred during 2017 was capitalized in accordance with ASC 835. During the year ended December 31, 2017, approximately $6,054,000 of interest and related debt acquisition cost was capitalized to inventories and approximately $661,000 was included in cost of sales. As of December 31, 2017, there was approximately $6,070,000 of interest and related debt acquisition costs capitalized in ending inventories.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepayments for insurance of approximately $772,000, other prepayments of approximately $367,000, deposits of approximately $243,000 and approximately $312,000 in other real estate project costs not yet allocated to inventories.

Fair value measurements

The FASB provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under this framework are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in inactive markets;

•	inputs other than quoted prices that are observable for the asset or liability;

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Accordingly, the Company believes the carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses to be representative of their fair values based on their short-term nature. Additionally, the Company believes that the carrying value of the notes payable approximate the fair value of such debt based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt with the same remaining maturities and similar collateral requirements and are classified within level 2 of the fair value hierarchy.

Additional disclosures regarding liabilities measured at fair value on a recurring basis are as follow as of December 31, 2017:

	Total	Level 1	Level 2	Level 3
Notes payable	$126,413,173	$—	$126,413,173	$—

There were no reclassifications between levels 1, 2 and 3 during the year ended December 31, 2017.

Income taxes

The Company does not pay Federal or state corporate income taxes on its taxable income. The Company, however, does pay a minimum LLC fee of $800 plus additional graduated annual fees if the Company’s gross receipts exceed $250,000, with a maximum fee of $11,790. The members are liable for individual Federal and state income taxes on the Company’s taxable income. As of December 31, 2017, the Company had no accruals for potential losses related to uncertain income tax positions. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Deferred rent

The Company records rent expense under operating leases on a straight-line basis over the lease terms. Deferred rent results from the difference between increasing monthly cash rent payments and the straight-line expense.

Subsequent events

The Company has evaluated subsequent events through the date of the independent auditor’s report, which is the date the accompanying consolidated financial statements were available to be issued.

Recently issued accounting pronouncements

In February 2016, the FASB issued guidance intended to improve financial reporting for leasing transactions. This guidance will require companies to recognize on the balance sheet, the assets and liabilities for the rights and obligations, respectively, created by leases with lease terms greater than 12 months. The guidance will also require disclosures to help financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. This guidance will be effective for the Company in 2020. The Company is currently evaluating the impact the pronouncement will have on its consolidated financial statements and related disclosures. However, it is expected that the amount of assets and liabilities will increase in a corresponding amount and that there will be no significant impact on members’ equity at the implementation date.

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company in 2019. The Company has not completed its assessment of the new guidance, however, it does not expect this pronouncement to have a material effect on its consolidated financial statements.

In November 2016, the FASB issued guidance on statement cash flows presentation for the classification of certain cash receipts and cash payments. The guidance addresses how certain cash receipts and cash payments are to be presented and classified in the statement of cash flows and it will be effective for the Company in 2019. The Company is currently evaluating the impact the pronouncement will have on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Companies’ consolidated financial position, results of operations or cash flows.

3. Inventories

As of December 31, 2017, the Company’s inventories — owned and not owned account balances are comprised of:

	RSI California	RSI Texas	Total
Inventories — owned:
Land and land underdevelopment	$96,872,748	$69,101,377	$165,974,125
Homes under construction	55,571,338	68,577,927	124,149,265

Total Inventories — owned	$152,444,086	$137,679,304	$290,123,390

Inventories — not owned:
Earnest money deposits	$900,000	$2,021,700	$2,921,700

4. Related party transactions

As of December 31, 2017, the Company had approximately $2,582,000 due from related parties through common ownership in connection with amounts due from management fee revenue earned. The Company earned approximately $8,820,000 in management fees from these related parties during the year ended December 31, 2017.

RSI Communities pays management fees to RSI Holding LLC (RSI Holding), which is the member of RSI Equity Management LLC. For the year ended December 31, 2017, RSI Communities incurred approximately $722,000 in management fee expense and had approximately $29,000 due to RSI Holding as of December 31, 2017. As of December 31, 2017, RSI Communities had approximately $129,000 due to other related parties through common ownership. During the year ended December 31, 2017, the Company purchased approximately $2,485,000 of inventory from an entity related through common ownership.

5. Accrued expenses

As of December 31, 2017, accrued expenses consisted of the following:

Wages and bonuses	$4,244,144
Vacation	403,142
Warranty	337,327
Interest	497,354
Other	627,223

$6,109,190

6. Notes payable

Notes payable at December 31, 2017 consist of the following:

RSI Communities has a line of credit with a bank that provides for borrowings up to $175,000,000 based upon inventory levels, as defined. At December 31, 2017, the Company had available borrowings under the line of credit of $99,754,364, all of which was outstanding. The note bears interest at a floating spread (as defined) above the one month Libor rate (4.625% as of December 31, 2017), requires monthly interest only payments and matures September 29, 2019. The note is secured by a deed of trust. The agreement requires the Company to maintain specified levels of net worth, defined fixed charge coverage and leverage ratios, an aggregate total number of lots owned by the Company located in the state of Texas to the aggregate total number of lots owned by the borrower of at least 35%, and to have liquidity of not less than $7,000,000 or an amount equal to the guarantor’s interest paid over the preceding 12 months, as defined.

$99,754,364
RSI Texas has a revolving note with a bank that provides for borrowings up to $16,500,000. The note bears interest at the prime rate plus 1.00% with an interest rate floor of 5.50% (5.50% as of December 31, 2017), requires monthly interest only payments, and matures December 13, 2019. The note is secured by a deed of trust. The agreement requires the Company to maintain specified levels of net worth, defined debt to equity ratio, and to have liquidity of not less than $2,000,000, as defined.	7,077,031

RSI Texas has a note payable to a bank, bearing interest at the prime rate plus 1.00% with an interest rate floor of 6.00% (6.00% as of December 31, 2017), requiring monthly interest only payments and maturing December 29, 2018. The note is secured by a deed of trust. The agreement requires the Company to maintain specified levels of net worth and liquidity as well as defined debt to equity ratio.	8,554,967

RSI Texas has a note payable to a bank that provides for borrowings up to $4,400,000. The note bears interest at the prime rate plus 1.00% with an interest rate floor of 5.50% (5.50% as of December 31, 2017), requires monthly interest only payments, and matures October 18, 2020. The note is secured by a deed of trust.	88,617
RSI California has a note payable to a bank. The note bears interest at 3.95% plus one month Libor rate (5.575% as of December 31, 2017), requires monthly interest only payments, and matures April 25, 2018. The note is secured by a deed of trust. The note requires the Company to maintain specified levels of net worth, maintain a defined maximum leverage ratio, and to have liquidity of not less than $2,500,000, as defined.	8,000,000

RSI California has a purchase money promissory note payable to a nonrelated company. The note is non-interest bearing and bears a default rate of 15% if required payments are missed. The note is due on demand based on payment requests from the issuer of the note. The note is secured by a deed of trust.	139,915
RSI California has a note payable to a non-related company. The note is non-interest bearing and bears a default rate of 15% if required payments are missed. The note is due on demand based on payment requests from the issuer of the note. The note is secured by a deed of trust.	2,798,279

Total notes payable	$126,413,173

Annual maturities of notes payable are as follows:

Year ending:
2018	$19,493,161
2019	106,831,395
2020	88,617

$126,413,173

The note payable amounts above are presented at the amounts outstanding at December 31, 2017 and are not reflected net of debt issuance costs of approximately $3,200,000 which are included in inventories as of December 31, 2017.

7. Lease commitments

RSI Communities and RSI Texas lease certain facilities under long-term non-cancellable lease arrangements, which expire in April 2024 and December 2021, respectively. The Company also leases certain office equipment under long-term non-cancellable lease agreements which expire in June 2022. Approximate future minimum lease commitments are as follows:

Year	RSI Communities	RSI Texas	Total
2018	$690,000	$164,000	$854,000
2019	905,000	167,000	1,072,000
2020	1,040,000	169,000	1,209,000
2021	1,085,000	171,000	1,256,000
2022	1,122,000	—	1,122,000
Thereafter	1,552,000	—	1,552,000

	$6,394,000	$671,000	$7,065,000

Total rent expense for the year ended December 31, 2017 was approximately $619,000.

8. Members’ equity and incentive interest agreements

RSI Equity Management LLC owns 100% of the Class A Member Units. The Class A Member earns a priority return equal to a 10% return compounded annually on capital contributions made by the member less any aggregate distributions made to the member. The unpaid priority return was approximately $21,771,000 as of December 31, 2017.

The Board of Managers of RSI Communities (Board) may issue incentive interest agreements to employees of the Company for the issuance of Class B Membership Interests. During 2016, the Board authorized the issuance of 18% Class B Membership Interests. During 2017, the Board authorized the issuance of an additional 2% Class B Membership Interest for a total of 20% Class B Membership Interests granted as of December 31, 2017. The Class B Membership Interests vest at 40% after a member’s first two years of employment and at 20% each year thereafter. The Class B Membership Interests are subject to Incentive Interest Distribution Thresholds (Distribution Thresholds) applicable to each incentive interest agreement before the Class B Member is entitled to receive distributions. The Distribution Threshold is the net amount of liquidation proceeds the Board has determined would be available for distribution to the members if RSI Communities sold all of its assets for cash equal to their fair market value, paid all of its liabilities and liquidated, then distributed any remaining cash to the members pursuant to the terms of the LLC Agreement. The Distribution Threshold is also taken into account for purposes of the allocation of net income and operating losses. As of December 31, 2017, 2.5% and 17.5% of the issued Class B Membership Interests had Distribution Thresholds of $95,610,060 and $1,900,000, respectively. The Company evaluated the impact of the incentive interests granted and determined that the units had no value and therefore did not have a material impact on the consolidated financial statements as of December 31, 2017.

At December 31, 2017, Class B Member Interests had a voting percentage interest equal to their Class B Percentage Interests of 20%. The Class A Member voting percentage interest was 80% as of December 31, 2017. The Class A Member voting percentage is calculated based upon the number of Class B Membership Interests held in accordance with the provisions of the LLC Agreement. Allocation of net losses and net income will be made as follows:

Allocation of operating losses:

•	First, in proportion to the capital account surpluses, as defined by the LLC Agreement, until such surpluses have been reduced to zero;

•	Second, in proportion to the adjusted capital account balances, as defined by the LLC Agreement, of the members, until such balances have been reduced to zero; and

•	Thereafter, to the Class A Members in accordance with their Class A percentages.

Allocation of net income:

•	First, pro rata to completely offset any net losses allocated to the members in previous years that have not previously been offset with net income allocations;

•	Second, in proportion to the capital account shortfalls, as defined by the LLC Agreement, of the members until such shortfalls are reduced to zero;

•	Thereafter, to the members in a manner that corresponds to the distributions made or to be made to such members pursuant to the provisions of the LLC Agreement.

RSI Communities is not required to make distributions, other than tax distributions, to the members. If the Board elects to make distributions other than tax distributions, the distributions must be made in the following order of priority:

•	First, to the Class A Members, pro rata in proportion to each Class A Member’s unrecovered capital, as defined by the LLC Agreement, until such unrecovered capital is reduced to zero;

•	Second, to the Class A Members, pro rata in proportion to each Class A Member’s unpaid priority return, until such unpaid priority return is reduced to zero;

•	Third, subject to the Distribution Thresholds, to each Class B Member an amount equal to such Member’s Class B Percentage of the remaining amount to be distributed (if any); and

•	Finally, the remaining amount to the Class A Members, pro rata in proportion to their respective Class A Percentages.

As of December 31, 2017, no allocations have been made to Class B Member accounts.

9. Profit participation

In connection with six real estate projects in California, the Company is subject to certain profit participation agreements. Under five of the agreements the Company is obligated to pay the seller from which the Company acquired the projects an amount equal to 50% of profits exceeding certain profit participation thresholds as defined by the agreements. One agreement requires the Company to pay 10% of net proceeds, as defined, if any. As of December 31, 2017, the Company has not incurred any profit participation obligations under the agreements.

10. Subsequent event

On February 19, 2018, the Company entered into a definitive agreement to be acquired by William Lyon Homes, Inc. Pursuant to the definitive agreement, William Lyon Homes, Inc. agreed to purchase the Company for an aggregate cash purchase price of approximately $423.0 million, subject to certain net asset value adjustments. The acquisition is expected to close in the first quarter of fiscal year 2018, subject to certain closing conditions.